Exhibit 32.1

Certification required by Rule 13a-14(b) or
Rule 15d-14(b) and Section 1350 of Chapter 63 of Title 18 of the United States Code

In connection with the Quarterly Report of NGP Capital Resources Company (the “Company”) on Form 10-Q for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen K. Gardner, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 14, 2011

/s/ Stephen K. Gardner
Stephen K. Gardner
President and Chief Executive Officer